Schedule A

to the

Amended and Restated Investment Advisory Agreement

between JPMorgan Trust II (formerly One Group Mutual Funds)

and J.P. Morgan Investment Management Inc.

(Effective November 21, 2024)

Name of Fund	Compensation through February 18, 2005 as a % of the Fund’s average daily net assets	Compensation Starting February 19, 2005 as a % of the Fund’s average daily net assets
JPMorgan Core Bond Fund (formerly One Group Bond Fund)	0.60%	0.28%
JPMorgan SMID Cap Equity Fund (formerly JPMorgan Intrepid Mid Cap Fund, JPMorgan Diversified Mid Cap Fund and One Group Diversified Mid Cap Fund)	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.55%
JPMorgan Equity Income Fund (formerly One Group Equity Income Fund)	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.40%
JPMorgan Equity Index Fund (formerly One Group Equity Index Fund)	0.30%	0.04%
JPMorgan Government Bond Fund (formerly One Group Government Bond Fund)	0.45%	0.28%
JPMorgan U.S. Government Money Market Fund (formerly One Group Government Money Market Fund)	0.08%	0.08%
JPMorgan High Yield Fund (formerly JPMorgan High Yield Bond Fund (until 9/14/09) and One Group High Yield Bond Fund)	0.75%	0.50%
JPMorgan Core Plus Bond Fund (formerly One Group Income Bond Fund)	0.60%	0.30%
JPMorgan Investor Balanced Fund (formerly One Group Investor Balanced Fund)	0.05%	0.05%
JPMorgan Investor Conservative Growth Fund (formerly One Group Investor Conservative Growth Fund)	0.05%	0.05%
JPMorgan Investor Growth & Income Fund (formerly One Group Investor Growth & Income Fund)	0.05%	0.05%
JPMorgan Investor Growth Fund (formerly One Group Investor Growth Fund)	0.05%	0.05%
JPMorgan Large Cap Growth Fund (formerly One Group Large Cap Growth Fund)	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.45%
JPMorgan Large Cap Value Fund (formerly One Group Large Cap Value Fund)	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.40%
JPMorgan Mid Cap Growth Fund (formerly JPMorgan Diversified Mid Cap Growth Fund (until 6/27/09) and One Group Mid Cap Growth Fund)	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.60%

JPMorgan Mortgage-Backed Securities Fund (formerly One Group Mortgage-Backed Securities Fund)[1]	0.35%	0.25%
JPMorgan Municipal Money Market Fund (formerly One Group Municipal Money Market Fund)	0.35%	0.08%
JPMorgan Liquid Assets Money Market Fund (formerly One Group Prime Money Market Fund)	0.35%	0.08%
JPMorgan Short Duration Bond Fund (formerly One Group Short-Term Bond Fund)	0.60%	0.22%
JPMorgan Short-Intermediate Municipal Bond Fund (formerly JPMorgan Short Term Municipal Bond Fund (until 4/30/09) and One Group Short-Term Municipal Bond Fund)	0.60%	0.25%
JPMorgan Small Cap Growth Fund (formerly One Group Small Cap Growth Fund)	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.65%
JPMorgan Small Cap Value Fund (formerly One Group Small Cap Value Fund)	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.65%
JPMorgan Tax Free Bond Fund (formerly One Group Tax-Free Bond Fund)	0.45%	0.30%
JPMorgan U.S. Treasury Plus Money Market Fund (formerly One Group U.S. Treasury Securities Money Market Fund)	0.35%	0.08%

*   *    *   *

[1]	To be liquidated and reorganized under the JPMorgan Mortgage-Backed Securities ETF mid 2025.

JPMORGAN TRUST II		J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:	/s/ Timothy J. Clemens	By:	/s/ Brian S. Shlissel
Name:	Timothy J. Clemens	Name:	Brian S. Shlissel
Title:	Treasurer	Title:	Managing Director